EXHIBIT 23.2

621 SEVENTEENTH STREET        DENVER, CO 80293        TELEPHONE (303)623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in this Registration Statement (File No. 333-215462) (the “Registration Statement”) of Extraction Oil & Gas, Inc. (the “Company”), and to the references to and the incorporation by reference of our report letter dated February 2, 2017, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement and related prospectus.

\s\ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado
September 18, 2017